Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement of Amendment No. 1 on Form S-4/A of FB Financial Corporation of our report dated March 13, 2020 relating to the consolidated financial statements appearing in the Annual Report on Form 10-K of FB Financial Corporation for the years ended December 31, 2019 and 2018, and to the reference to us under the heading “Experts” in the prospectus.

/s/ Crowe LLP

Franklin, Tennessee
April 29, 2020